Preliminary Proxy Statement

PRE 14A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Amendment No. 1

Filed by the Registrant ☐

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☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 167;240.14a-12

                                                     GROWLIFE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GROWLIFE, INC.
20301 Ventura Blvd., Suite 126
Woodland Hills, California 91364

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 7, 2014

To the Stockholders of GrowLife, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of GrowLife, Inc., a Delaware corporation (the “Company”), will be held at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91367, on Friday, February 7, 2014 at 10:00 A.M., Pacific Standard Time, for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock of the Company (“Common Stock”) from 1,000,000,000 to 3,000,000,000.

2.	To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on December 17, 2013 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.  Only those stockholders of record at the close of business on that date will be entitled to vote at the Special Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Special Meeting in person.  However, whether or not you expect to attend the Special Meeting in person, your prompt action in sending in your Proxy Card will be greatly appreciated.  If you have more than one stockholder account, you are receiving the Company’s proxy documents for each account.  Please vote, date, sign and mail all Proxy Cards you receive to the address shown on your Proxy Card.

Additionally, the Notice of Special Meeting of Stockholders, Proxy Statement, Proxy Card and our Annual Report for the fiscal year ended December 31, 2012 are available on our website at www.growlifeinc.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sterling Scott	Woodland Hills, California
Sterling Scott	January 7, 2014
Chairman of the Board and Chief Executive Officer

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.  RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDED NOT TO ATTEND THE MEETING.

GROWLIFE, INC.

20301 Ventura Blvd., Suite 126
Woodland Hills, California 91364

PROXY STATEMENT

This Proxy Statement of GrowLife, Inc. (sometimes referred to in this “Proxy Statement” as “Company”, “us”, “our” and “we”) is furnished in connection with the solicitation by the Board of Directors of the Company (“Board”) of proxies in the enclosed form to be voted at the Special Meeting of the stockholders of the Company to be held at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91367, on Friday, February 7, 2014, at 10:00 A.M. Pacific Standard Time and at any adjournment or postponement thereof (the “Special Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting.  This Proxy Statement is being sent to each holder of record of the issued and outstanding shares of the Company’s common stock, $0.0001 par value, (“Common Stock”) as of December 17, 2013 (the “Record Date”) entitled to vote at the Special Meeting in order to furnish information relating to the business to be transacted at the meeting.  At the close of business on the Record Date, the Company had 738,473,611 shares of Common Stock outstanding.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise.  Any proxy given is revocable prior to the Special Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the Secretary of the Company.  Such proxy is also revoked if the stockholder is present at the Special Meeting and elects to vote in person.

The Company will bear all expenses incurred in connection with the solicitation of proxies. Although we do not currently contemplate doing so, the Company may engage a proxy solicitation firm to assist in soliciting proxies, and if we do so we will pay the fees of any such firm.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person.  Following the original mailing of the Proxy Documents, we will request brokers, banks, and other nominees to forward their own notice of our Special Meeting of Stockholders and, upon request, to forward copies of our Proxy Documents to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies.  In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

This Proxy Statement and the accompany form of proxy is being sent or given to stockholders on or about January 9, 2014.

Stockholders of the Company’s Common Stock are entitled to one vote for each share held.  Such shares may not be voted cumulatively.

Each validly returned proxy (including proxies for which no specific instruction is given) which is not revoked will be voted “FOR” each of the proposals as described in this Proxy Statement and, at the proxy holders’ discretion, on such other matters, if any, which may come before the Special Meeting (including any proposal to adjourn the Special Meeting).

Determination of whether a matter specified in the Notice of Special Meeting of Stockholders has been approved will be determined as follows.  For all matters, the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting in person or by proxy and entitled to vote on such matter is required for approval.  In any event, prior to any vote, a quorum of holders of at least 33.3% of the shares of Common Stock outstanding on the Record Date is required to conduct the Special Meeting.  Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter.  Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

General

The present capital structure of the Company authorizes 1,000,000,000 shares of Common Stock.  It also authorizes 10,000,000 shares of “blank check” Preferred Stock, which may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors.  The Company believes that this capital structure is inadequate for the future needs of the Company.  Accordingly, the Board has approved the amendment of the Company’s Certificate of Incorporation (the “Certificate”) to increase the authorized number of shares of Common Stock from 1,000,000,000 to 3,000,000,000 shares (the “Common Stock Proposal”).  No change is proposed to be made with respect to the number of authorized shares of Preferred Stock.

The Board believes the Common Stock Proposal more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company’s stockholders for adoption.  On the Record Date, there were 738,473,611 shares of Common Stock outstanding and 0 outstanding shares of Preferred Stock.  The proposed amendment of the Certificate was approved by the Board effective December 9, 2013, subject to stockholder approval at the Special Meeting.

Purpose of Authorizing Additional Common Stock

The Board has proposed that the Company increase its authorized shares of common stock from 1,000,000,000 to 3,000,000,000. This increase will allow the Company to comply with the terms of its Joint Venture Agreement (the “Agreement”) with CANX USA LLC (“CANX”), a Nevada limited liability company as well as allow the Company to have flexibility in future transactions which may be accomplished through the issuance of new stock.  The vote of a majority of the shares of Common Stock represented at the Special Meeting is required for the authorization of the increase in authorized shares of common stock of the Company.

The Board believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes, including:

•	Stock splits, dividends or distributions;

•	Equity financings;

•	Acquisition transactions—the Company may make additional future acquisitions and may use its capital stock as currency in such acquisitions if appropriate opportunities arise.

The proposed increase in the authorized number of shares of Common Stock may have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.

There are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock which are proposed to be authorized, except for the shares issuable:

•	Upon conversion of outstanding convertible notes, including the 7% convertible note recently issued to CANX in connection with the Agreement in exchange for $1,000,000 to the Company;

•	Upon conversion of outstanding common stock purchase warrants (140,000,000) issued to CANX in connection with the Agreement upon a funding commitment to the Company in the amount of $1,300,000;

•	Upon issuance of common stock purchase warrants (100,000,000) to CANX in connection with the Agreement and upon stockholder approval of this Common Stock Proposal;

•	Upon issuance of up to twenty (20) blocks of common stock purchase warrants (10,000,000 per block) to CANX in connection with the Agreement upon each additional $1,000,000 of capital or assets raised.

Description of Transactions Giving Rise to Shares Issuable

CANX Joint Venture Agreement

On November 19, 2013, the Company entered into a Joint Venture Agreement with CANX.  Under the terms of the Agreement, the Company and CANX will form Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000.

In connection with the closing of the Agreement, CANX provided funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and has provided additional funding under a 7% Convertible Note instrument. The Company will initially own a non-dilutive forty five percent (45%) share of OGI and the Company may acquire a controlling share of OGI as provided in the Agreement.

Issuance of 7% Note and Warrants in Connection with CANX Joint Venture Agreement

In connection with the Agreement with CANX, the Company has issued and/or has committed to issue a 7% convertible promissory note and certain common stock warrants.

The Company has agreed to issue a 7% Note to CANX (the “Note”) in exchange for the principal amount of $1,000,000.  Per the terms of the Note, the maturity date is September 30, 2015, and the annual rate of interest is seven percent (7%), which increases to twenty-four percent (24%) per annum, or the maximum rate permitted under any applicable law, in the event of default. Subject to certain limitations, CANX can, at its sole discretion, convert the outstanding and unpaid principal and interest into fully paid and nonassessable shares of the Company’s common stock. The conversion price for the period of time from the date of the Note through and including September 30, 2014 is the lesser of (a) $0.025 per share and (b) seventy percent (70%) of the average of the three (3) lowest daily volume weighted average closing prices occurring during the twenty (20) consecutive trading days immediately preceding the applicable conversion date on which CANX elects to convert all or part of the Note, subject to adjustment as provided in the Note. The conversion price is $0.025 per share for the period of October 1, 2014 through the maturity date of September 30, 2015, subject to adjustment as provided in the Note. The Company is required to reserve, at all times, the full number of shares of common stock issuable upon conversion of all outstanding amounts under this Note.  At any time after the 12-month period immediately following the date of the Note, the Company has the option to pre-pay the entire outstanding principal amount of the Note by paying to CANX an amount equal to one hundred and fifty percent (150%) of the principal and interest then outstanding.

In accordance with the Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered CANX 140,000,000 freely transferable, unrestricted warrants to purchase 140,000,000 shares of the Company's common stock, at a maximum strike price of $0.033 per share, par value $0.0001 per share.

Subject to the terms of the Agreement, the Company may issue an additional 100,000,000 freely transferable, unrestricted warrants to purchase 100,000,000 shares of the Company's common stock, par value $0.0001 per share, at a maximum strike price of $0.033 per share and twenty (20) blocks of warrants in the Company, with each block consisting of 10,000,000 freely transferable, unrestricted warrants to purchase 10,000,000 shares of the Company's common stock, at a maximum strike price of $0.033 per share, par value $0.0001.

The foregoing descriptions of the Agreement, Note and Warrant Agreement are qualified by reference to the complete terms of such agreement which have been incorporated herein by reference to the Current Report filed with the SEC on Form 8-K on November 21, 2013.

Stockholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuance of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Potential Anti-Takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device.  As indicated above, however, the purpose of the increase in the authorized common stock is to (i) comply with the requirements to issue shares under the Joint Venture Agreement with CANX; and (ii) to ensure that we have sufficient authorized capital to undertake any additional equity financings or acquisitions that the Company may wish to enter into in the future.

Management is not currently aware of any specific third-party effort to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board of Directors. Moreover, the Company currently has no plan to issue newly authorized shares of Common Stock or adopt other anti-takeover proposals intended to discourage third parties from attempting to take over the Company. Although the Board of Directors is motivated by business and financial considerations in proposing the increase in the number of authorized shares of Common Stock, and not the threat of any attempt by a third-party to gain control of the Company, stockholders nevertheless should be aware that increasing the number of authorized shares of Common Stock could facilitate management’s ability to deter or prevent changes of control in the future and any issuance of newly authorized shares of Common Stock, regardless of the intent, could have an anti-takeover effect.

Recommendation of the Board

The Board recommends a vote “FOR” the authorization of the increase in authorized shares of Common Stock of the Company to 1,000,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock by the following persons as of December 17, 2013: (i) each executive officer and director, (ii) all executive officers and directors as a group and (iii) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock (not taking into account contractual restrictions on beneficial ownership.)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 17, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 738,473,611 shares of our common stock outstanding on December 17, 2013.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Beneficial Ownership

Executive Officers and Directors

Bob Kurilko	2,700,000	*

Eric Shevin	504,200	*

Rob Hunt	3,333,942	*

Justin Manns	15,703,205	2.13%

Sterling C. Scott(2)(3)	60,070,832	8.13%

All Executive Officers and Directors as a Group	82,312,179	11.15%
_________________

*	Beneficial ownership does not exceed one percent (1%)
(1)	Unless otherwise stated, the address is c/o GrowLife, Inc., 20301 Ventura Blvd, Suite 126, Woodland Hills, California 91364.
(2)
Excludes shares of our common stock that may be issued to Mr. Scott in the event that some or all of the  6% Senior Secured Convertible Note indebtedness (the “Scott Note”) is converted by Mr. Scott is converted from debt to shares. Also excludes the variable amount of shares of our common stock issuable upon conversion of the interest accrued on the Scott Note.

(3)
Excludes shares of our common stock into which the original principal amount of the Scott Note is convertible as of December 17, 2013. Also excludes the variable amount of shares of our common stock issuable upon conversion of the interest accrued on the Scott Note.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

                    No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the matters to be submitted to our stockholders at the Special Meeting.

NO DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to the matters to be submitted to our stockholders at the Special Meeting, and we will not independently provide our stockholders with any such right.

INCORPORATION BY REFERENCE

The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 and Current Report on Form 8-K effective as of November 19, 2013 are hereby incorporated by reference into this Proxy Statement.

AVAILABILITY OF CERTAIN DOCUMENTS

This Proxy Statement may also refer to certain documents of the Company that are not presented herein or delivered herewith.  Such documents are available without charge to any stockholder to whom this Proxy Statement is delivered, upon written request, directed to Sterling Scott, Secretary, GrowLife, Inc., 20301 Ventura Boulevard, Suite 126, Woodland Hills, California 91364.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 Current Report on Form 8-K effective as of November 19, 2013 and all Proxy Materials may also be accessed through our website at www.growlifeinc.com.  Click on the “For Investors” tab and all SEC Filings are available for your review and download.

OTHER MATTERS

We know of no other matters to be submitted to our stockholders at the Special Meeting.  If any other matters properly come before the stockholders at the meeting, the person named in the enclosed Proxy Card will vote the shares they represent in their discretion.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

As permitted by the Securities and Exchange Act of 1934, as amended, only one copy of the proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to GrowLife’s Corporate Secretary at our executive offices.

Stockholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact GrowLife’s Corporate Secretary at our executive offices to request that only a single copy of the proxy statement and annual report be mailed in the future

SOLICITATION OF PROXIES

The enclosed form of proxy is solicited by the Board of Directors and the proxies named therein have been designated by the Board.  Shares of the Company’s Common Stock represented by the proxy will be voted at the meeting and, where a choice has been specified, such shares will be voted in accordance with such specification.  If no specification is indicated, the proxies will be voted for the Common Stock Proposal presented for a vote in accordance with the judgment of the persons acting under the proxies.  We request that you complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the meeting. It is hoped that you will attend the meeting.  For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sterling Scott	Woodland Hills, California
Sterling Scott	January 7, 2014
Chairman of the Board and Chief Executive Officer

Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Paragraph 4

FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 3,010,000,000 shares, of which 3,000,000,000 shares shall be classified as common stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares shall be classified as preferred stock, $0.0001 par value per share (“Preferred Stock”), issuable in series as may be provided from time to time by resolution of the Board of Directors.

GROWLIFE, INC.
ATTN: STERLING SCOTT
20301 VENTURA BOULEVARD, SUITE 126
WOODLAND HILLS, CA 91364

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000189978_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

GROWLIFE, INC.
Special Meeting of Shareholders
February 7, 2014
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Sterling Scott and Marco Hegyi, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock of GROWLIFE, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 10:00 AM, PST on 2/7/2014, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, CA 91367, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000189978_2 R1.0.0.51160